UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2022

SmartKem, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-56036	85-1083654
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Manchester Technology Center, Hexagon Tower

Delaunays Road, Blackley

Manchester, M9 8GQ U.K.

(Address of principal executive offices, including zip code)

011-44-161-721-1514

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 27, 2022, SmartKem, Inc. (the “Company”) completed a private placement (the “Private Placement”) pursuant to the terms and conditions of a subscription agreement (the “Subscription Agreement”) entered into by the Company, Octopus Titan VCT plc and Octopus Investments Nominees Limited (the “Purchasers”). Pursuant to the Subscription Agreement, the Company agreed to issue and sell to the Purchasers in a private placement an aggregate of 1,000,000 shares (the “Private Placement Shares”) of the Company’s common stock, par value $0.0001 per share, at a purchase price of $2.00 per share, for aggregate gross proceeds of $2,000,000.

The Company expects to use the net proceeds from the Private Placement for working capital general corporate purposes. The Subscription Agreement includes customary representations, warranties and covenants of the Company. The Company agreed to indemnify the Purchasers and certain of their affiliates from breaches of the representations, warranties or covenants made by the Company in the Subscription Agreement. The Private Placement Shares were issued and sold by the Company to the Purchasers in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) afforded by Section 4(a)(2) of the Securities Act.

In connection with the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company has agreed, subject to customary exceptions, to file, no later than fifteen (15) calendar days after the Company files its Annual Report on Form 10-K for the fiscal year ended December 31, 2021, a registration statement (the “Registration Statement”) with the Securities and Exchange Commission covering the Private Placement Shares. The Company is required to use its commercially reasonable efforts to cause such Registration Statement to be declared effective within 150 calendar days after the closing of the Private Placement. If certain registration-related events occur, the Company will be required to pay liquidated damages to the Purchasers in an amount equal to 12% of the amount invested for each 30-day period such event occurs and is continuing.

The foregoing descriptions of the Subscription Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Subscription Agreement and Registration Rights Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events.

On January 27, 2022, the Company issued a press release announcing the closing of the Private Placement. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and filed pursuant to and in accordance with Rule 135c under the Securities Act.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibits are being filed herewith:

Exhibit	Description
10.1	Subscription Agreement, dated January 27, 2022, by and between the Company and the Purchasers.
10.2	Registration Rights Agreement, dated January 27, 2022, by and between the Company and the Purchasers.
99.1	Press Release issued by SmartKem, Inc. on January 27, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTKEM, INC.

Dated: January 27, 2022	By:	/s/ Robert Bahns
Robert Bahns
Chief Financial Officer